EXHIBIT 23c
                                                                     -----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Brunswick Technologies, Inc.

We consent to incorporation by reference in the registration statement on Form S-8 of Brunswick Technologies, Inc. of our report dated January 20, 1995, relating to the statements of income, stockholders' equity, and cash flows of Brunswick Technologies, Inc. for year ended December 31, 1994, which the report appears in the December 31, 1996 annual report on Form 10-K of Brunswick Technologies, Inc.

                                             /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
September 30, 1997